Exhibit 10.7

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as                      of (this “Agreement”), is made by and between Five Point Holdings, LLC, a Delaware limited liability company (the “Company”), and                     (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers highly capable persons;

WHEREAS, Indemnitee has been asked to serve as a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “Operating Agreement”), requires the Company to indemnify, and advance Expenses (as defined below) to, its directors and officers to the extent provided therein and Indemnitee will be serving as a director or officer of the Company in part in reliance on the Operating Agreement;

WHEREAS, any uncertainties as to the availability of indemnification may increase the risk that the Company will be unable to retain and attract as directors and officers highly capable persons;

WHEREAS, the board of directors of the Company (the “Board of Directors”) has determined that the inability of the Company to retain and attract as directors and officers highly capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Operating Agreement will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Operating Agreement or any change in the composition of the Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of Expenses to, Indemnitee as set forth in this Agreement, and for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and of Indemnitee serving the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(b) Claim: means any threatened, asserted, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by (or in the right of) the Company or any governmental agency or any other person or entity, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise.

(c) ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

(d) Expenses: include attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, travel expenses, and fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, and shall include (without limitation) all attorneys’ fees and all other expenses incurred by or on behalf of an Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement (including, without limitation, such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(e) Indemnifiable Amounts: means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liabilities which Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(f) Indemnifiable Event: means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that, or asserted against Indemnitee because, Indemnitee is or was a director or officer or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, agent, fiduciary or similar capacity, of another company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement). The term “Company,” where the context requires when used in this Agreement, shall be construed to include such other company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise.

(g) Indemnitee-Related Entity: means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise from whom Indemnitee may be entitled to indemnification or advancement of Expenses (other than the Company or any other company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement).

(h) Independent Legal Counsel: means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 3 hereof) who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(i) Voting Securities: means any securities of the Company which vote generally in the election of directors.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, and hold Indemnitee harmless against any and all Indemnifiable Amounts, except to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that, in respect of the matter for which Indemnitee is seeking indemnification pursuant to this Section 2(a), Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

(b) If so requested by Indemnitee, the Company shall advance, or cause to be advanced (within two business days of such request), any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall at Indemnitee’s election, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such Expenses. Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by a court, any finder of fact or other relevant person as to whether Indemnitee is entitled to be indemnified hereunder; provided, however, the obligation of the Company to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which

Indemnitee is seeking an Expense Advance pursuant to this Section 2(b), Indemnitee acted in bad faith or engaged in fraud or willful misconduct, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that Indemnitee is not entitled to indemnification hereunder). Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c) Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in or the Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement.

3. Change in Control. If there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Operating Agreement now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Operating Agreement now or hereafter in effect or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that Indemnitee shall be required to reimburse such Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by Indemnitee, or the defense by Indemnitee of an action brought by the Company or any other person, as applicable, was frivolous or in bad faith.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Burden of Proof, Etc. In connection with any determination by a court, any finder of fact or other relevant person as to whether Indemnitee is entitled to be indemnified hereunder, the court, finder of fact or other relevant person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or any other person or entity disputing such conclusions) to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

7. Reliance as Safe Harbor. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge or actions, or failures to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

9. Nonexclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Operating Agreement or the Delaware Limited Liability Company Act, any agreement, vote of shareholders or resolution of directors, or otherwise. To the extent that there is a conflict or inconsistency between the terms of this Agreement or the Operating Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Operating Agreement. No amendment or alteration of the Operating Agreement or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the Company’s directors and officers. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Subrogation. Subject to Section 15 hereof, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

14. No Duplication of Payments. Subject to Section 15 hereof, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, or any provision of the Operating Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Primary Responsibility. The Company hereby agrees that (i) it is the indemnitor of first resort and its obligation to provide advancement of Expenses and/or indemnification to Indemnitee (under this Agreement, the Operating Agreement or otherwise) is primary, and any obligation of any Indemnitee-Related Entity and/or its affiliates (the “Secondary Indemnitors”) or any obligation of any insurer of the Secondary Indemnitors to provide advancement, indemnification or insurance coverage for the same amounts incurred by such Indemnitee are secondary and (ii) if any Secondary Indemnitor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable under this Agreement, the Operating Agreement or otherwise, then (x) such Secondary Indemnitor shall be fully subrogated to all rights of Indemnitee with respect to such payment or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid and (y) the Company shall fully indemnify, reimburse and hold harmless such Secondary Indemnitor for all such payments actually made by such Secondary Indemnitor. The Company irrevocably waives, relinquishes and releases any right of contribution or subrogation or any other recovery of any kind against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Agreement. The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 15.

16. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company, or any subsidiary of the Company, and Indemnitee, and Indemnitee concludes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company or any subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event as to which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that Indemnitee may under any circumstances withhold consent to any settlement (i) that does not provide a complete and unconditional release of Indemnitee and/or (ii) that has any admission of liability by Indemnitee. In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

17. No Adverse Settlement. The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of any Claim, or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including without limitation the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

18. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor or continuing company by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and Indemnitee’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other entity or enterprise at the Company’s request.

19. Security. To the extent requested by Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

20. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect as nearly as possible to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

21. Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (i) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (ii) the indemnification payments or advancement of Expenses must be made on or before the last day of Indemnitee’s taxable year following the year in which the expense was incurred, and (iii) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

22. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any other relief or any combination of the foregoing as Indemnitee may elect to pursue.

23. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part or may not be paid to Indemnitee for any reason, then, with respect to any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with such Claim without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution in respect of such Claim it may have at any time against Indemnitee.

24. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)	If to the Company, to:

Five Point Holdings, LLC

25 Enterprise, Suite 300

Aliso Viejo, California 92656

Fax: (949) 349-1075

Attn: Legal Notices

(b)	If to Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

25. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

26. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

27. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to principles of conflicts of laws that would apply the laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

FIVE POINT HOLDINGS, LLC

By:
Name:
Title:

INDEMNITEE:

Name:

ANNEX A

Address for Notices to Indemnitee

A-1